Exhibit 99.1

Guardion Health Sciences Announces 1-for-6 Reverse Stock Split
Effective Pre-Market Opening on Monday, March 1, 2021

Recent at-the-market financings and warrant exercises have netted a combined $37.2 million in 2021, providing an effective cash runway for program execution and acquisition strategy implementation

SAN DIEGO, CALIFORNIA – February 26, 2021 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a specialty health sciences company that develops clinically supported nutrition, medical foods, nutraceuticals and medical devices, with a focus in the ocular health marketplace, today announced it will effect a 1-for-6 reverse split of its common stock effective as of 6:00 a.m. Eastern Time on Monday, March 1, 2021. Commencing with the opening of trading on the Nasdaq Capital Market on Monday, March 1, 2021, the Company’s common stock will trade on a post-split basis under the same symbol GHSI.

The reverse stock split was implemented by the Company to comply with the $1.00 per share minimum bid price requirement for continued listing on the Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On September 20, 2019, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, Inc. (the “Staff”) noting non-compliance with the Minimum Bid Price Rule. Ultimately, the Staff granted the Company an exception until March 15, 2021 to evidence compliance with the Minimum Bid Price Rule. Following the reverse stock split, the Company must maintain a minimum closing bid price of $1.00 per share for ten consecutive trading days to achieve compliance with the Minimum Bid Price Rule (although the Staff, at its discretion, may determine to monitor the bid price for up to 20 consecutive trading days before makings its final compliance determination).

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 40145Q 401. As a result of the reverse stock split, every 6 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 24,385,052 shares of common stock issued and outstanding. The reverse stock split was approved by the Company’s Board of Directors on February 25, 2021, and was previously approved by stockholders holding a majority of the Company’s voting power at the Company’s Annual Meeting of Stockholders held on October 29, 2020.

Completion of At-the-Market Financings in 2021

During January and February 2021, the Company completed two at-the-market financings as described below, which generated gross proceeds of approximately $35,000,000 and net proceeds of approximately $33,600,000.

On January 8, 2021, the Company entered into a sales agreement and filed a prospectus supplement with the Securities and Exchange Commission to sell up to $10,000,000 of shares of common stock in an at-the-market offering (the “January 2021 1st ATM Offering”). On January 15, 2021, Guardian completed the January 2021 1st ATM Offering, pursuant to which the Company sold an aggregate of 15,359,000 shares of common stock (pre-reverse split), raising gross proceeds of approximately $10,000,000 and net proceeds of approximately $9,500,000.

Subsequently, on January 28, 2021, the Company entered into a sales agreement and filed a prospectus supplement with the Securities and Exchange Commission to sell up to $25,000,000 of shares of common stock in an at-the-market offering (the “January 2021 2nd ATM Offering”). On February 10, 2021, Guardian completed the January 2021 2nd ATM Offering, pursuant to which it sold an aggregate of 30,041,400 shares of common stock (pre-reverse split), raising gross proceeds of approximately $25,000,000 and net proceeds of approximately $24,100,000.

In addition, in January and February 2021, the Company issued an aggregate of 9,886,145 shares of common stock (pre-reverse split) upon the exercise of previously issued and registered warrants and received cash proceeds of $3,608,509.

As of February 25, 2021, the Company had a total of 146,310,312 shares of its common stock (pre-reverse split) issued and outstanding.

Guardian’s Chief Executive Officer, Bret Scholtes, commented, “These recent financings provide Guardion with a significant cash runway, currently in excess of $44 million, to enable management to execute on Guardion’s stated objective of becoming a leader in the clinical nutrition industry, with a particular focus on ocular and immuno-health. Additionally, these substantial corporate cash resources provide us with more flexibility when considering potential acquisitions.”

Commenting on the reverse stock split, Mr. Scholtes stated, “We have implemented the reverse stock split to not only enable Guardion to meet the requirements to remain compliant with Nasdaq’s minimum bid price rule and thus allow Guardion to remain listed on Nasdaq, but also to allow our common stock to trade at a price that we believe may be more attractive to investors and potential acquisition targets. We very much appreciate the continued support from our stockholders and look forward to providing updates on that progress soon.”

About Guardion Health Sciences, Inc.

Guardion is a specialty health sciences company that develops clinically supported nutrition, medical foods, nutraceuticals and medical devices, with a focus in the ocular health marketplace. Located in San Diego, California, the Company combines targeted nutrition with innovative, evidence-based diagnostic technology. Guardion boasts impressive Scientific and Medical Advisory Boards. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain continued compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com